EXHIBIT 10.3


                        OCCIDENTAL PETROLEUM CORPORATION
                           RESTRICTED STOCK AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS



Name of Grantee:
                    ------------------------------------------------------------

Date of Grant:
                    ------------------------------------------------------------

Number of Shares of Restricted Stock:
                                        ----------------------------------------


This AGREEMENT (the "Agreement") made as of the Date of Grant by and between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called "Occidental," and, collectively with its Subsidiaries, the "Company"), and Grantee.


     1. GRANT OF RESTRICTED STOCK. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Occidental Petroleum Corporation 1996 Restricted Stock Plan for Non-Employee Directors, as amended, (the "Plan"), Occidental hereby grants to the Grantee as of the Date of Grant, the number of shares of Restricted Stock set forth above. The Restricted Stock shall be fully paid and nonassessable and shall be issued by Occidental's registrar and stock transfer agent in book-entry form in the name of the Grantee.

     2. RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to Occidental, until they have become nonforfeitable in accordance with Section 3; provided, however, that the Grantee may designate from time to time any beneficiary or beneficiaries to whom any shares of Restricted Stock and any cash amounts are to be paid in case of the Grantee's death before receipt of such Restricted Stock and cash. If a written beneficiary designation is not on file with the Company at the time of Grantee's death, the Grantee's interest in the Restricted Stock will be transferred by will or the laws of descent and distribution. Until the shares of Restricted Stock become nonforfeitable in accordance with Section 3, Occidental's registrar and stock transfer agent will place a restricted legend stop on the book-entry shares. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

     3. VESTING OF RESTRICTED STOCK. The Restricted Stock shall become nonforfeitable the day following the date that the Grantee ceases serving as a member of the Board of Directors of the Company. Notwithstanding the provisions of this Section 3, all of the shares of Restricted Stock shall immediately become nonforfeitable in the event of a "Change of Control," as defined in the Plan.

     4. DIVIDEND, VOTING AND OTHER RIGHTS. Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other
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change in the capital structure of Occidental shall be subject to the same restrictions as the shares of Restricted Stock.

     5. RETENTION AS DIRECTOR. Nothing contained in this Agreement shall interfere with or limit in any way the right of the stockholders of the Company to remove the Grantee from the Board of Directors of the Company pursuant to the by-laws of the Company, nor confer upon any Grantee any right to continue in the service of the Company as a member of the Board of Directors.

     6. TAXES AND WITHHOLDING. The Company shall withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any Restricted Stock. Unless the Grantee shall have made other arrangements satisfactory to the Committee in its sole discretion, the Grantee shall satisfy any such withholding obligation by surrendering to the Company a portion of the shares of Common Stock that are issued or transferred to the Grantee hereunder, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value per Share of such shares on the date of such surrender.

     7. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal, state and foreign securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

     8. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

     9. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     10. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

     11.  GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                                   OCCIDENTAL PETROLEUM CORPORATION


                                   By:
                                        ---------------------------


     The Undersigned Grantee hereby (i) acknowledges receipt of an executed original of this Agreement and a copy of the Memorandum, dated ________________, and (ii) accepts the right to receive the Common Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                                   --------------------------------
                                   Grantee


                                   Date:
                                          -------------------------